UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2006

Commission		IRS Employer
File Number	Exact name of registrant as specified in its charter	Identification No.
1-12577	SITEL CORPORATION	47-0684333

MINNESOTA

(State or Other Jurisdiction of Incorporation or Organization)

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA	68122
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 30, 2006, SITEL Corporation (the “Company”) announced that, due to the continuing investigation of certain irregularities at one of its international subsidiaries and to allow KPMG LLP time to complete their audit of the Company’s financial statements, the Company has determined that it will be unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2005.  The Company is continuing to work diligently to complete the restatements of its previously issued financial statements for the fiscal years 2000 through 2004 and potentially for each of the three-month periods covered by the interim quarterly reports for the fiscal year 2005 determined necessary as a result of the investigation.  The Company intends to complete the restatements and to file all required SEC reports as quickly as practicable but cannot predict a precise date at this time.

The Company is in discussions with its lenders concerning waiver of the technical event of default that will result from the Company’s inability to deliver its audited financial statements for the year ended December 31, 2005 to its lenders by March 31, 2006.

A copy of the press release issued by the Company on March 30, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release announcing update on previously announced restatement process, dated March 30, 2006.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: March 30, 2006	By	/s/ Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer